UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

Endurance International Group Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36131	46-3044956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Corporate Drive, Suite 300 Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 852-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	EIGI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, (i) on November 1, 2020, Endurance International Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Endure Digital Intermediate Holdings, Inc. (formerly known as Razorback Technology Intermediate Holdings, Inc.) (“Parent”) and Endure Digital, Inc. (formerly known as Razorback Technology, Inc.), a wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “merger”); (ii) on December 8, 2020, a lawsuit, captioned Stamps v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-10321, was filed against the Company and each of the Company’s directors in the United States District Court for the Southern District of New York; (iii) on December 11, 2020, a lawsuit, captioned Baker v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-01691, was filed against the Company and each of the Company’s directors in the United States District Court for the District of Delaware; (iv) on December 18, 2020, a lawsuit, captioned Heinrich v. Endurance International Group Holdings Inc., Civil Action No. 1:20-cv-03702, was filed against the Company and each of the Company’s directors in the United States District Court for the District of Colorado; (v) on December 23, 2020, a lawsuit, captioned Wilhelm v. Endurance International Group Holdings, Inc., Civil Action No. 1:20-cv-03779, was filed against the Company and each of the Company’s directors in the United States District Court for the District of Colorado; and (vi) also on December 23, 2020, a lawsuit, captioned Johnson v. Endurance International Group Holdings, Inc., Civil Action No. 1:20-cv-10889, was filed against the Company and each of the Company’s directors in the United States District Court for the Southern District of New York. The actions referenced in clauses (ii) through (vi) above are referred to collectively as the “Federal Actions.” Each of the Federal Actions alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder against the defendants for allegedly disseminating a materially incomplete and misleading proxy statement in connection with the proposed merger. The plaintiffs in the Federal Actions seek various forms of injunctive and declaratory relief, as well as awards of damages, costs, expert fees and attorneys’ fees.

The Company believes that no further supplemental disclosure is required under applicable laws and that the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2020 (the “Proxy Statement”) disclosed all material information required to be disclosed therein. However, to avoid the risk of the Federal Actions delaying or adversely affecting the merger and to minimize the expense of defending such actions, it has agreed to make certain supplemental disclosures related to the proposed merger, all of which are set forth below and which should be read in conjunction with the Proxy Statement.

SUPPLEMENT TO PROXY STATEMENT

In connection with the settlement of the shareholder suits as described in this Form 8-K, the Company has agreed to make the following supplemental disclosures to the Proxy Statement. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

1.     The section of the Proxy Statement titled “The Merger—Background of the Merger” is hereby supplemented as follows:

A.	The last two sentences of the last paragraph on page 38 (such paragraph beginning with “On July 29, 2020…”) are hereby amended and restated to read as follows:

Management reviewed with the board of directors a draft of the Company’s three-year financial plan, and the board of directors proposed certain modifications to the three-year financial plan, including changes to reflect the increase in product demand being experienced by the Company and the acquisition of Retention Science, which would be announced the following day. After discussion regarding the Company’s strategic alternatives, including whether to initiate a sale process or to explore raising additional capital, the board of directors determined that management should instruct Centerview and Goldman Sachs to initiate outreach to the potential buyers identified by the financial advisors and reviewed with the board of directors. The board of directors agreed that this outreach would include sharing the three-year financial plan after it had been revised to include the updates discussed at the meeting.

B.	The following paragraph is hereby inserted immediately following the last paragraph on page 38 (such paragraph beginning with “On July 29, 2020…”):

On August 11, 2020, the Company’s management sent a revised three-year financial plan to the board of directors by email, which reflected the updates discussed during the meeting of the board of directors on July 29, 2020.

C.

The penultimate sentence of the first paragraph on page 39 (such paragraph beginning with “Following the July 29, 2020 meeting of the board of directors”) is hereby amended and restated to read as follows:

Each of the 12 parties that executed a non-disclosure agreement with the Company received a telephonic management presentation regarding the business of the Company and access to a limited virtual data room containing financial and organizational information regarding the Company, including the three-year financial plan, which had been provided to the board of directors on August 11, 2020.

D.	The second paragraph on page 43 (such paragraph beginning with “On October 30, 2020…”) is hereby supplemented by adding the following language immediately after the fourth sentence of such paragraph:

The Company’s management next presented to the board of directors projections for 2020 through 2025 proposed for use by Centerview and Goldman Sachs in their financial analyses. Management noted that these projections consisted of the three-year financial plan previously provided to the board of directors, with two additional years added to facilitate discounted cash flow analyses by Centerview and Goldman Sachs, and described the assumptions underlying the two additional years. Thereafter, the board of directors approved the projections for 2020 through 2025, including their use by Centerview and Goldman Sachs for purposes of their financial analyses.

E.

The third sentence of the last full paragraph on page 43 (such paragraph beginning with “Thereafter, representatives of Centerview and Goldman Sachs contacted each of Clearlake, Party A and Party C by telephone …”) is hereby amended and restated to read as follows:

Party A stated that its decision to increase its price to the price in its last proposal had been difficult and that, while it might be able to offer a few additional cents, it was essentially out of room to increase its price.

2.    The section of the Proxy Statement entitled “The Merger—Opinion of Centerview Partners LLC” is hereby supplemented as follows.

A.

The table appearing immediately after the third paragraph under the heading “Selected Public Company Analysis” on page 53 (such table immediately following the phrase “The selected companies and the results of this analysis are summarized as follows…”) and its associated footnote are amended and restated to read as follows:

Selected Companies	EV /2021E Adj. EBITDA Multiple
Blucora, Inc.(1)	7.4x
Cimpress PLC	7.5x
dotdigital Group PLC	21.5x
GoDaddy Inc.	22.3x
J2 Global, Inc.	7.0x
Tucows Inc.	15.3x
United Internet AG	7.2x
Yelp Inc.	7.3x
Median EV / 2021E Adjusted EBITDA Multiple	7.5x
EV / 2021E Adjusted EBITDA Multiple Range	7.0x to 22.3x

(1)	Pro forma for acquisition of HK Financial Services.

B.

The table appearing immediately after the fourth paragraph under the heading “Selected Precedent Transaction Analysis” on page 54 (such table immediately following the phrase “The selected precedent transactions considered in this analysis are summarized as follows…”) is amended and restated to read as follows:

Announcement Date	Target	Acquiror	TEV/ LTM Adj. EBITDA (1)
October 22, 2019	Cision Ltd.	Platinum Equity Advisors, LLC	10.2x (2)
April 14, 2019	Epsilon Data Management, LLC	Publicis Groupe SA	9.5x (3)
August 6, 2018	Web.com Group, Inc.	Siris Capital Group, LLC	11.1x
July 18, 2017	PlusServer GmbH	BC Partners LLP	11.1x
December 15, 2016	Strato AG	United Internet AG	12.4x
December 6, 2016	Host Europe Group	GoDaddy Inc.	12.9x (4)
November 8, 2016	1&1 Internet SE	Warburg Pincus LLC	12.5x
November 2, 2015	Constant Contact, Inc.	Endurance International Group Holdings, Inc.	13.2x
October 23, 2014	Digital River, Inc.	Siris Capital Group, LLC	12.9x
September 11, 2014	Conversant, Inc.	Alliance Data Systems Corporation	10.4x
July 19, 2013	Host Europe Group	Cinven	12.0x
November 7, 2011	Endurance International Group Holdings, Inc.	Warburg Pincus LLC GS Capital Partners, LLC	10.8x (5)
August 3, 2011	Network Solutions LLC	Web.com Group, Inc.	9.5x
July 1, 2011	GoDaddy Inc.	KKR & Co. Inc. Silver Lake Partners	15.8x
November 19, 2009	Strato AG	Deutsche Telekom AG	7.6x

Median TEV / LTM Adjusted EBITDA Multiple:			11.1x
TEV / LTM Adjusted EBITDA Multiple Range:			7.6x to 15.8x

(1)	Multiples reflect LTM Adjusted EBITDA when sufficient information was available to determine Adjusted EBITDA; otherwise reflect LTM EBITDA on an unadjusted basis.

(2)	Reflects midpoint of estimated 2019 Adjusted EBITDA range provided by target company’s management.
(3)	Does not reflect value of target company after tax step-up to be recognized by acquiror. If tax step-up were represented, multiple would be 8.5x.
(4)	Reflects estimated Adjusted EBITDA for fiscal year 2016.
(5)	Reflects transaction value reported by Reuters.

C.

The first sentence in the second paragraph appearing under the heading “Discounted Cash Flow Analysis” beginning on page 56 (such paragraph beginning with “In performing this analysis…”) is hereby amended and restated to read as follows:

In performing this analysis, Centerview calculated a range of implied equity values for the Company’s shares by (a) discounting to present value, as of September 30, 2020, using discount rates ranging from 9.0% to 10.0% (reflecting Centerview’s analysis of the Company’s weighted average cost of capital, which was calculated using the capital asset pricing model and based on considerations that Centerview deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for comparable companies) and the mid-year convention: (i) the forecasted unlevered free cash flows of the Company over the period beginning October 1, 2020 and ending December 31, 2025 as set forth in the Forecasts, (ii) a range of implied terminal values of the Company, calculated by Centerview applying an illustrative range of equity values to forward Adjusted EBITDA multiples of 7.0x-8.5x to the terminal year, which Centerview selected utilizing its professional judgment and experience and which implied perpetuity growth rates ranging from 0.6% to 2.9% to the terminal year estimate of unlevered free cash flow set forth in the Forecasts and (iii) the Company Tax Assets, and (b) subtracting from the foregoing results the Company’s net debt of approximately $1.5 billion as of September 30, 2020, as set forth in the Internal Data.

3.    The section of the Proxy Statement entitled “The Merger— Opinion of Goldman Sachs & Co. LLC” is hereby supplemented as follows.

A.

The table appearing immediately after the third paragraph under the heading “Selected Companies Analysis” on page 60 (such table immediately following the phrase “The results of this analysis are summarized as follows…”) is amended and restated to read as follows:

Selected Companies	EV/2021E Adjusted EBITDA Multiples
Go Daddy	22.3x
dotdigital Group plc	21.5x
Tucows Inc.	15.3x
Cimpress plc	7.5x
Blucora	7.4x
Yelp	7.3x
United Internet AG	7.2x
J2 Global, Inc.	7.0x
EV/2021E Adjusted EBITDA Range	7.0x to 22.3x
EV/2021E Adjusted EBITDA Median	7.5x

B.

The table appearing immediately after the first paragraph under the heading “Selected Transaction Analysis” on page 61 (such table immediately following the phrase “Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the SMB digital enablement industry since November 19, 2009…”) is amended and restated to read as follows:

Announced	Acquiror	Target	TEV /LTM Adjusted EBITDA(1)
November 11, 2009	Deutsche Telekom	Strato	7.6x
July 1, 2011	KKR & Silver Lake	GoDaddy	15.8x
August 3, 2011	Web.com	Network Solutions	9.5x
November 7, 2011	Warburg Pincus & GS Capital	Endurance	10.8x(2)
July 19, 2013	Cinven	Host Europe	12.0x
September 11, 2014	Alliance Data	Conversant	10.4x
October 23, 2014	Siris	Digital River	12.9x
November 2, 2015	Endurance	Constant Contact	13.2x
November 8, 2016	Warburg Pincus	1&1 Hosting	12.5x
December 6, 2016	GoDaddy	Host Europe	12.9x(3)
December 15, 2016	United Internet	Strato	12.4x
July 18, 2017	BC Partners	PlusServer	11.1x
August 6, 2018	Siris	Web.com	11.1x
April 14, 2019	Publicis	Epsilon	9.5x(4)
October 22, 2019	Platinum Equity	Cision	10.2x(5)

(1)	Multiples reflect LTM Adjusted EBITDA when sufficient information was available to determine Adjusted EBITDA; otherwise reflect LTM EBITDA on an unadjusted basis.
(2)	Reflects transaction value reported by Reuters.
(3)	Reflects estimated Adjusted EBITDA for fiscal year 2016.
(4)	Does not reflect value of target company after tax step-up to be recognized by acquiror. If tax step-up were represented, multiple would be 8.5x.
(5)	Reflects midpoint of estimated 2019 Adjusted EBITDA range provided by target company’s management.

C.

The second sentence in the last paragraph appearing under the heading “Selected Transactions Analysis” on page 56 (such paragraph beginning with “Goldman Sachs then applied an illustrative range of multiples…”) is hereby amended and restated to read as follows:

Goldman Sachs then subtracted net debt of approximately $1.5 billion, as provided by management of the Company, from the range of EVs to determine a range of implied equity values for the Company.

D.

The fifth sentence in the first paragraph appearing under the heading “Illustrative Present Value of Future Share Price Analysis” beginning on page 61 (such paragraph beginning with “Goldman Sachs performed an illustrative analysis…”) is hereby amended and restated to read as follows:

To derive illustrative implied equity values per Company common stock, Goldman Sachs then subtracted the amount of the Company’s projected net debt as of December 31, 2020, 2021, 2022, and 2023 (which was approximately $1.5 billion, $1.4 billion, $1.2 billion, and $1.0 billion, respectively), as provided by management of the Company and both excluding and including adjustments (the “Equity Issuance Adjustments”) by management of the Company to reflect the illustrative impact of a $100,000,000 issuance of shares of the Company’s common stock for $5.00 per share and the use of the proceeds and $75,000,000 of balance sheet cash to pay down senior notes of the Company, from the range of implied EVs.

E.

The first paragraph appearing under the heading “Illustrative Present Value of Future Share Price Analysis” beginning on page 61 (such paragraph beginning with “Goldman Sachs performed an illustrative analysis…”) is hereby supplemented by adding the following sentence immediately following the sixth sentence thereof:

The numbers of fully diluted shares of the Company’s common stock that were used in the calculation described in the preceding sentence were approximately 158 million, 164 million, 169 million, and 173 million shares as of December 31, 2020, 2021, 2022, and 2023, respectively when excluding the Equity Issuance Adjustments, and approximately 178 million, 184 million, 189 million, and 193 million shares as of December 31, 2020, 2021, 2022, and 2023, respectively when including the Equity Issuance Adjustments.

F.

The sixth sentence in the first paragraph appearing under the heading “Illustrative Discounted Cash Flow Analysis by Goldman Sachs” beginning on page 62 (such paragraph beginning with “Using the Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis…”) is hereby amended and restated to read as follows:

Goldman Sachs then subtracted net debt as of September 30, 2020 of approximately $1.5 billion, as provided by management of the Company, from the range of illustrative EVs it derived for the Company to calculate an illustrative range of implied equity values for the Company.

G.

The fifth paragraph appearing under the heading “General — Goldman Sachs” beginning on page 63 (such paragraph beginning with “Goldman Sachs and its affiliates are engaged in…”) is hereby supplemented by adding the following sentence immediately following the fifth sentence thereof:

During the two-year period ended November 21, 2020, Goldman Sachs has not provided financial advisory and/or underwriting services to the Company or any of its subsidiaries for which its Investment Banking Division has received compensation.

4.     The section of the Proxy Statement titled “The Merger—Financial Forecasts” is hereby supplemented as follows:

A.	The table under the heading “Financial Forecasts” on page 66 and its associated footnotes is hereby amended and restated to read as follows:

(in millions)	2020(1)	2021	2022	2023	2024(2)	2025(2)
Revenue	$1,104	$1,145	$1,198	$1,266	$1,323	$1,377
Adjusted EBITDA(3)	$308	$311	$336	$380	$387	$404
Unlevered Free Cash Flow (Cash EBITDA—CapEx)(4)	$243	$254	$283	$332	n/a	n/a
Depreciation(5)	$50	$50	$50	$50	$50	$50
Stock-Based Compensation(5)	$35	$37	$39	$41	$43	$45
Changes in Deferred Revenue and Domain COGS	$13	$7	$9	$10	$10	$10
ASC 606 Sales and Marketing Adjustment	$17	$14	$11	$8	$9	$10
Capital Expenditures	$55	$50	$50	$50	$50	$50
Restructuring Expenses	$5	$1	$1	$1	$0	$0
Retention Science Acquisition Payments(5)	$17	$8	$7	$3	$0	$0
AppMachine & Ecomdash Payments(5)	$3	$0	$0	$0	$0	$0
COVID-19 Payroll Tax / FICA(6)	$10	$(5)	$(5)	$0	$0	$0
Miscellaneous & Other(5)(7)	$2	$0	$0	$0	$0	$0

(1)

At the direction of the Company, Centerview and Goldman Sachs used values for 2020 for Revenue, Changes in Deferred Revenue and Domain COGS, ASC 606 Sales and Marketing Adjustment, Restructuring Expenses and COVID-19 Payroll Tax / FICA for purposes of their financial analyses of $1,106, $16, $18, $3 and $11, respectively, which reflects actual performance in the third fiscal quarter of 2020 that was not available at the time the revenue forecasts were made available to potential bidders. The Adjusted EBITDA forecast for 2020 included an amount for the fourth fiscal quarter of 2020 of $73.

(2)

The financial forecasts provided to prospective bidders did not include forecasts for fiscal years 2024 or 2025, which were subsequently prepared by the Company and provided by the Company to Centerview and Goldman Sachs to use in their financial analyses.

(3)

Adjusted EBITDA is calculated as earnings from continuing operations (before deducting non-recurring items and stock-based compensation expense) before interest, taxes, depreciation and amortization. The Company is unable to reconcile the forecasts of Adjusted EBITDA to net (loss) income because certain information necessary for this reconciliation is not available without unreasonable efforts since it is difficult to predict and/or dependent on future events that are outside of the Company’s control.

(4)

Unlevered Free Cash Flow (Cash EBITDA—CapEx) is calculated as Adjusted EBITDA, plus changes in deferred revenue and changes in costs of goods sold for domain registration fees, less an ASC 606 adjustment to sales and marketing expenses, less capital expenditures.

(5)	Not included in the financial forecasts provided to prospective bidders.
(6)	COVID-19 Payroll Tax / FICA represents the positive impact in 2020, and the negative impact in 2021 and 2022, of payroll tax deferrals under the CARES Act.
(7)	Miscellaneous & Other represents proceeds from the sale of intangible assets.

B.

The last sentence of the penultimate paragraph on page 66 (such paragraph beginning with “Based solely on the financial forecasts provided by the Company…”) is hereby amended and restated to read as follows:

The Unlevered Free Cash Flow forecasts calculated by Centerview and Goldman Sachs also included an amount for the fourth fiscal quarter of 2020 of $18 million. Unlevered free cash flow is calculated as (i) EBITA, which is calculated as Adjusted EBITDA less depreciation and stock-based compensation; less (ii) taxes, before the use of tax assets, at an assumed effective tax rate of 25% of EBITA; plus (iii) depreciation; plus (iv) changes in deferred revenue and changes in costs of goods sold for domain registration fees; less (v) an adjustment reflecting the impact of ASC 606 on sales and marketing expenses; less (vi) capital expenditures; less (vii) restructuring expenses; less (viii) payments associated with the Retention Science acquisition; less (ix) payments associated with the AppMachine and Ecomdash acquisitions; plus (x) the positive or negative impact of payroll tax deferrals under the CARES Act; plus (xi) proceeds from the sale of intangible assets.

Important Additional Information Filed with the SEC

The Company filed with the SEC a proxy statement (the “proxy statement”), including a form of proxy card, on December 14, 2020. The proxy statement and form of proxy card have been mailed to the Company’s stockholders. The proxy statement contains important information about Parent, the Company, the transaction and related matters. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, AND ANY RELATED AMENDMENTS OR SUPPLEMENTS, FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders can obtain free copies of the proxy statement and other documents that the Company filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at ir.endurance.com or by contacting the Company’s Investor Relations Department at ir@endurance.com.

The Company and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are included in the proxy statement dated December 14, 2020, described above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2020 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2020. As of December 11, 2020, the record date for the special meeting, the Company’s directors and executive officers beneficially owned approximately 77,688,275 shares, or 53.2%, of the Company’s common stock. These documents are available free of charge as described above.

Safe Harbor for Forward-Looking Statements

This filing contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. The reader is cautioned not to rely on these forward-looking statements, such as statements regarding the proposed transaction between Parent and the Company, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Parent’s and the Company’s managements’ future expectations, beliefs, goals, plans or prospects. These statements are based on current expectations of future events, and these include statements using the words such as “will,” “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations of the Company. Risks and uncertainties include, but are not limited to: the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock; the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals; the failure of the purchaser to obtain the necessary financing pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results, and business generally; risks that the proposed transaction disrupts current plans and operations of the Company and potential difficulties in the Company’s employee retention as a result of the transaction; risks related to diverting management’s attention from the Company’s ongoing business operations, and the outcome of any legal proceedings instituted against the Company or the purchaser related to the merger agreement or the transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and other reports the Company files with the SEC. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contemplated in the forward-looking statements. Copies of these filings are available online at www.sec.gov and https://ir.endurance.com. The Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Date: January 4, 2021
/s/ Marc Montagner
(Signature)
	Name:	Marc Montagner
	Title:	Chief Financial Officer